Filed Pursuant to Rule 424(b)(7)
Registration No. 333-208286

The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement is part of an effective registration statement filed with the Securities and Exchange Commission. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities and neither we nor the selling stockholders are soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, Dated August 6, 2018.

PRELIMINARY PROSPECTUS SUPPLEMENT

(To Prospectus dated December 1, 2015)

6,000,000 Shares

Syneos Health, Inc.

Class A Common Stock

The selling stockholders identified in this prospectus supplement are offering 6,000,000 shares of Class A common stock (“common stock”). We will not receive any proceeds from the sale of our common stock by the selling stockholders.

Our common stock is listed on the NASDAQ Global Select Market (“NASDAQ”) under the symbol “SYNH.” The last reported sale price of our common stock on NASDAQ on August 3, 2018, was $52.60 per share.

Investing in our common stock involves risks. See “Risk Factors“ beginning on page S-5 of this prospectus supplement, beginning on page 3 of the accompanying prospectus, in our Annual Report on Form 10-K for the fiscal year ended December 31, 2017, as well as the other information contained in such Form 10-K (which Form 10-K is incorporated by reference herein) to read about factors you should consider before making a decision to invest in our common stock.

	Price to Public	Underwriting Discounts and Commissions(1)	Proceeds to Selling Stockholders
Per Share	$	$	$
Total	$	$	$

(1)	See “Underwriting” beginning on page S-28 for additional information regarding underwriting compensation.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement. Any representation to the contrary is a criminal offense.

The underwriter expects to deliver the shares against payment in New York, New York on                     , 2018.

Morgan Stanley

Prospectus Supplement dated                     , 2018.

PROSPECTUS SUPPLEMENT

PROSPECTUS

Neither we, the selling stockholders or the underwriter, have authorized anyone to provide any information or to make any representations other than those contained or incorporated by reference herein or in any free writing prospectuses we have prepared. Neither we, the selling stockholders or the underwriter, take responsibility for, or provide any assurance as to the reliability of, any other information that others may give you. This prospectus supplement is an offer to sell only the shares offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus supplement is current only as of its date. Our business, financial condition, results of operation and prospects may have changed since that date.

ABOUT THIS PROSPECTUS SUPPLEMENT

On December 1, 2015, we filed with the Securities and Exchange Commission (“SEC”) a registration statement on Form S-3 utilizing a shelf registration process relating to the securities described in this prospectus supplement, which was automatically declared effective upon filing.

This prospectus supplement describes the specific terms of an offering of our common stock by the selling stockholders and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into the accompanying prospectus. The second part, the accompanying prospectus, provides more general information. If the information in this prospectus supplement is inconsistent with the accompanying prospectus or any document incorporated by reference therein filed prior to the date of this prospectus supplement, you should rely on the information in this prospectus supplement.

It is important for you to read and consider all of the information contained in this prospectus supplement and the accompanying prospectus in making your investment decision. We include cross-references in this prospectus supplement and the accompanying prospectus to captions in these materials where you can find additional related discussions. The table of contents in this prospectus supplement provides the pages on which these captions are located. You should read both this prospectus supplement and the accompanying prospectus, together with the additional information described in the sections entitled “Where You Can Find More Information” and “Incorporation of Documents by Reference” of this prospectus supplement, before investing in our common stock.

The selling stockholders are offering to sell, and seeking offers to buy, shares of common stock only in jurisdictions where offers and sales are permitted. The distribution of this prospectus supplement and the accompanying prospectus and the offering of the common stock in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement and the accompanying prospectus must inform themselves about, and observe any restrictions relating to, the offering of the common stock and the distribution of this prospectus supplement and the accompanying prospectus outside the United States. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement and the accompanying prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights information contained elsewhere in this prospectus supplement or incorporated by reference into this prospectus supplement and the accompanying prospectus. This summary is not complete and does not contain all of the information that you should consider before investing in our common stock. Before investing in our common stock, you should carefully read the entire prospectus supplement, the accompanying prospectus, any applicable free writing prospectus we file with the SEC and the information incorporated herein by reference, including the financial data and related notes and the sections entitled “Risk Factors.” Unless the context requires otherwise, references to “our company,” “we,” “us” and “our” refer to Syneos Health, Inc. and its direct and indirect subsidiaries. Unless the context otherwise requires, references to “common stock” and “stock” refer to our Class A common stock. References to “GAAP” are to the generally accepted accounting principles of the United States.

Overview

We are a leading global biopharmaceutical services organization comprised of an end-to-end clinical contract research organization and contract commercial organization. We offer both standalone and integrated biopharmaceutical development and commercialization services ranging from Phase I to Phase IV clinical trial services to services associated with the commercialization of biopharmaceutical products. Our customers include small, mid-sized, and large companies in the pharmaceutical, biotechnology, and medical device industries, and our revenue is derived through a broad suite of services designed to enhance our customers’ ability to successfully develop, launch, and market their products. We consistently and predictably deliver our services in a complex environment and offer a proprietary, operational approach to the delivery of our projects through our Trusted Process® methodology.

On August 1, 2017, we completed a merger (the “Merger”) with Double Eagle Parent, Inc. (“inVentiv”), the parent company of inVentiv Health, Inc. under the terms of the merger agreement, dated May 10, 2017. Upon closing, inVentiv was merged with and into our Company, and the separate corporate existence of inVentiv ceased, with the Company continuing as the surviving corporation.

Our Sponsors

Following the closing of this offering, affiliates of Advent International Corporation (“Advent”) will own approximately 21.8% of our common stock and affiliates of Thomas H. Lee Partners, L.P. (“THL,” each, a “Sponsor,” and together, the “Sponsors”) will own approximately 18.7% of our common stock. See “Selling Stockholders.”

Corporate Information

We are a Delaware corporation and were established as INC Research in 1998. As a result of a corporate reorganization in connection with a business combination transaction, INC Research Holdings, Inc. was incorporated in Delaware in August 2010. We changed our name to Syneos Health, Inc. after the Merger. Our principal executive office is located at 3201 Beechleaf Court, Suite 600, Raleigh, North Carolina 27604-1547. Our telephone number at our principal executive office is (919) 876-9300. Our corporate website is www.syneoshealth.com. The information on our corporate website is not part of, and is not incorporated by reference into, this prospectus supplement.

THE OFFERING

Common stock offered by the selling stockholders	6,000,000 shares.

Common stock to be outstanding after this offering	102,911,079 shares.

Use of proceeds	We will not receive any of the proceeds from the sale of shares of common stock by the selling stockholders. See “Use of Proceeds.”

Dividend policy	We do not anticipate paying any dividends on our common stock in the foreseeable future; however, we may change this policy in the future. See “Dividend Policy.”

Risk factors	Investing in our common stock involves a high degree of risk. See “Risk Factors” beginning on page S-5 of this prospectus supplement, in the accompanying prospectus and the documents incorporated by reference for a discussion of factors you should consider carefully before investing in our common stock.

NASDAQ trading symbol	“SYNH.”

Unless otherwise indicated, the number of shares of our common stock outstanding after this offering is based on 102,871,399 shares outstanding as of June 30, 2018 and excludes:

•	2,234,780 shares of our common stock issuable upon exercise of outstanding stock options as of June 30, 2018 with a weighted average exercise price of $28.39 per share;

•	5,979,584 shares of our common stock reserved for future issuance, as of June 30, 2018, under our 2018 Equity Incentive Plan;

•	2,375,053 shares of nonvested restricted stock units outstanding as of June 30, 2018; and

•	3,286,359 shares of our common stock reserved for future issuance, as of June 30, 2018, under the Company’s 2016 Employee Stock Purchase Plan, as amended and restated.

RISK FACTORS

Investing in our common stock involves a high degree of risk. You should consider carefully the risks and uncertainties described below together with the other information included in this prospectus supplement, the accompanying prospectus and incorporated by reference herein, before deciding to purchase our common stock. In addition, you should carefully consider, among other things, the section entitled “Risk Factors” beginning on page 26 of our Annual Report on Form 10-K for the fiscal year ended December 31, 2017, and other information in our consolidated financial statements, all of which are incorporated by reference into this prospectus supplement. The risks described below and incorporated herein by reference are those which we believe are the material risks that we face. The occurrence of any of the following risks may materially and adversely affect our business, financial condition, results of operations, cash flows, reputation and future prospects. In this event, the market price of our common stock could decline, and you could lose part or all of your investment.

Risks Related to Our Common Stock and this Offering

Our stock price might fluctuate significantly, which could cause the value of your investment in our common stock to decline, and you might not be able to resell your shares at a price at or above the public offering price.

Since our initial public offering in November 2014, the price of our stock, as reported by NASDAQ, has ranged from a low of $19.61 on November 7, 2014 to a high of $61.10 on June 19, 2017. In addition, securities markets worldwide have experienced, and are likely to continue to experience, significant price and volume fluctuations. This market volatility, as well as general economic, market or political conditions, could affect stock price in ways that may be unrelated to our operating performance. The trading price of our stock is subject to significant price fluctuations in response to many factors, including:

•	market conditions or trends in our industry, including with respect to the regulatory environment, or the economy as a whole;

•

fluctuations in quarterly operating results, as well as differences between our actual financial and operating results and those expected by investors, especially as we integrate inVentiv into our company;

•	future performance guidance, if any, that we provide to the public, any changes in this guidance or our failure to meet this guidance;

•

changes in financial estimates or ratings by any securities analysts who follow our stock, our failure to meet those estimates or the failure of those analysts to initiate or maintain coverage of our stock;

•	changes in key personnel;

•	entry into new markets;

•	announcements by us or our competitors of new service offerings or significant acquisitions, divestitures, strategic partnerships, joint ventures or capital commitments;

•	actions by competitors;

•	changes in operating performance and market valuations of other companies in the industry;

•	future sales of our stock by our significant stockholders, officers and directors;

•	investors’ perceptions of our prospects and the prospects of the industry;

•	investors’ perceptions of the investment opportunity associated with our stock relative to other investment alternatives;

•	the public’s reaction to press releases or other public announcements by us or third parties, including our filings with the SEC;

•	announcements related to litigation;

•	changes in the credit ratings of our debt;

•	the sustainability of an active trading market for our stock; and

•

other events or factors, including those resulting from system failures and disruptions, cyber-attacks, earthquakes, hurricanes, war, acts of terrorism, other natural disasters or responses to these events.

These and other factors may cause the market price and demand for shares of our stock to fluctuate substantially, which could result in reduced liquidity and a decline in the price of our stock. When the market price of a stock is volatile, security holders often institute class action litigation against the company that issued the stock. If we become involved in this type of litigation, regardless of the outcome, we could incur substantial legal costs and our management’s attention could be diverted from the operation of our business, which could have a material adverse effect on our business, financial condition, results of operations and cash flows.

We do not expect to pay any cash dividends for the foreseeable future.

We do not anticipate that we will pay any dividends to holders of our stock for the foreseeable future. Any payment of cash dividends will be at the discretion of our board of directors (the “Board”) and will depend on our financial condition, capital requirements, legal requirements, earnings and other factors. Our ability to pay dividends is restricted by the terms of our 2017 credit agreement and might be restricted by the terms of any indebtedness that we incur in the future. Consequently, you should not rely on dividends in order to receive a return on your investment. See “Dividend Policy.”

Future sales of our common stock in the public market, including in this offering, could cause the market price of our common stock to decrease significantly.

Upon the consummation of this offering, based on the number of shares outstanding as of June 30, 2018, 102,871,399 shares of common stock will be outstanding. All of the 6,000,000 shares being sold in this offering will be freely tradeable immediately after this offering (except for shares purchased by affiliates) and of the remaining 96,871,399 shares outstanding as of June 30, 2018, assuming no exercise of outstanding options or vesting of restricted stock units after June 30, 2018, 41,743,367 shares may be sold upon expiration of lock-up agreements entered into in connection with this offering 30 days after the date of this offering (subject to volume and other restrictions of Rule 144). As of June 30, 2018, we had 4,609,833 shares of outstanding options and restricted stock units that, if exercised or sold, would result in these additional shares becoming available for sale subject, in some cases, to Rule 144 and Rule 701 under the Securities Act of 1933, as amended (the “Securities Act”).

Sales or issuances of substantial amounts of our stock in the public market by us or our stockholders may cause the market price of our stock to decrease significantly. The perception that such sales or issuances could occur could also depress the market price of our stock. Any such sales or issuances could also create public perception of difficulties or problems with our business and might also make it more difficult for us to raise capital through the sale of equity securities in the future at a time and price that we deem appropriate.

Our Sponsors have significant influence over our company, and their interests may be different from or conflict with those of our other stockholders.

After the consummation of this offering, the Sponsors will collectively beneficially own approximately 40.5% of our outstanding common stock. As a consequence, the Sponsors continue to be able to exert a significant degree of influence over our management, affairs, and matters requiring stockholder approval, including the election of directors, a merger, consolidation or sale of all or substantially all of our assets, and any other significant transaction. Additionally, each of the Sponsors is party to a stockholders agreement with us (the “Stockholders Agreements”). The Stockholders Agreements, among other things, require such stockholders to vote in favor of certain nominees to the Board. The interests of the Sponsors might not always coincide with our interests or the interests of our other stockholders. For instance, this concentration of ownership and/or the restrictions imposed by the Stockholders Agreements may have the effect of delaying or preventing a change in control of us otherwise favored by our other stockholders and could depress our stock price.

The Sponsors each make investments in companies and may, from time to time, acquire and hold interests in businesses that compete directly or indirectly with us. Each of the Sponsors may also pursue, for its own account, acquisition opportunities that may be complementary to our business, and as a result, those acquisition opportunities might not be available to us. Our organizational documents contain provisions renouncing any interest or expectancy held by our directors affiliated with the Sponsors in certain corporate opportunities. Accordingly, the interests of the Sponsors may supersede ours, causing the Sponsors or their affiliates to compete against us or to pursue opportunities instead of us, for which we have no recourse. Such actions on the part of the Sponsors and inaction on our part could have a material adverse effect on our business, financial condition, results of operations and cash flows.

The Sponsors control four seats on the Board. Since the Sponsors could invest in entities that directly or indirectly compete with us, when conflicts arise between the interests of the Sponsors and the interests of our stockholders, these directors might not be disinterested.

Provisions of our corporate governance documents and Delaware law could make an acquisition of our company more difficult and may prevent attempts by our stockholders to replace or remove our current management, even if beneficial to our stockholders.

Provisions of our certificate of incorporation, as amended, and our amended and restated bylaws contain provisions that delay, defer or discourage transactions involving an actual or potential change in control of us or change in our management that stockholders may consider favorable, including transactions in which you might otherwise receive a premium for your shares. These provisions could also limit the price that investors might be willing to pay in the future for shares of our stock, thereby depressing the market price of our stock. In addition, these provisions may frustrate or prevent any attempts by our stockholders to replace or remove our current management by making it more difficult for stockholders to replace members of the Board. Because the Board is responsible for appointing the members of our management team, these provisions could in turn affect any attempt to replace current members of our management team. Among others, these provisions include: (i) our ability to issue preferred stock without stockholder approval; (ii) the requirement that our stockholders may not act without a meeting; (iii) requirements for advance notification of stockholder nominations and proposals contained in our bylaws; (iv) the absence of cumulative voting for our directors; (v) requirements for stockholder approval of certain business combinations; and (vi) the limitations on director nominations contained in our Stockholders Agreements.

Additionally, Section 203 of the Delaware General Corporation Law (the “DGCL”) prohibits a publicly held Delaware corporation from engaging in a business combination with an interested stockholder, generally a person which together with its affiliates owns, or within the last three years has owned, 15% of our voting stock, for a period of three years after the date of the merger in which the person became an interested stockholder, unless the business combination is approved in a prescribed manner. The existence of the foregoing provision could also limit the price that investors might be willing to pay in the future for shares of our stock, thereby depressing the market price of our stock.

If securities analysts or industry analysts downgrade our shares, publish negative research or reports, or do not publish reports about our business, our stock price and trading volume could decline.

The trading market for our stock is to some extent influenced by the research and reports that industry or securities analysts publish about us, our business and our industry. If one or more analysts adversely change their recommendation regarding our shares or our competitors’ stock, our share price would likely decline. If one or more analysts cease coverage of us or fail to regularly publish reports on us, we might lose visibility in the financial markets, which in turn could cause our share price or trading volume to decline.

We are incurring increased costs and obligations as a result of being a public company.

As a public company, we are required to comply with certain additional corporate governance and financial reporting practices and policies. As a result, due to compliance requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley”), the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, the listing requirements of the NASDAQ, and other applicable securities rules and regulations, we have and will continue to incur significant legal, accounting and other expenses. The Exchange Act requires, among other things, that we file annual, quarterly, and current reports with respect to our business and operating results with the SEC. We are also required to ensure that we have the ability to prepare financial statements and other disclosures that are fully compliant with all SEC reporting requirements on a timely basis. Compliance with these rules and regulations has increased and may continue to increase our legal and financial compliance costs, make some activities more difficult, time-consuming, or costly, and increase demand on our systems and resources.

We might not be successful in complying with these requirements and the significant amount of resources required to ensure compliance could have a material adverse effect on our business, financial condition, results of operations and cash flows.

Our internal controls over financial reporting are required to meet all the standards of Section 404 of Sarbanes-Oxley, and failure to achieve and maintain effective internal controls over financial reporting could have a material adverse effect on our stock price, reputation, business, financial condition, results of operations and cash flows.

Section 404 of Sarbanes-Oxley requires management and our independent registered public accounting firm to assess and attest to the effectiveness of internal control over financial reporting on an annual basis. The rules governing the standards that must be met to assess our internal control over financial reporting are complex and require significant documentation, testing and possible remediation of our existing controls and could result in incurring significant additional expenditures. We are required to design, implement and test our internal controls over financial reporting in order to comply with this obligation. The effort necessary to meet these requirements is time-consuming, costly, and complicated, and we must continually evaluate and refine these processes on an ongoing basis. We might encounter problems or delays in completing the implementation of any required improvements and therefore fail to receive a favorable attestation provided by our independent registered public accounting firm.

As a private company, inVentiv was not subject to the requirements of Section 404 of Sarbanes-Oxley. Now that the Merger has been completed, we must devote significant management time and other resources to ensure that the combined company complies with the requirements of Section 404, and there can be no assurance that it will.

Further, material weaknesses or significant deficiencies in our internal control over financial reporting may exist or otherwise be discovered in the future. If we fail to maintain an effective internal control environment, such failure could limit our ability to report our financial results accurately and timely, resulting in misstatements and/or restatements of our consolidated financial statements, which may cause investors to lose confidence and have a material adverse effect on our stock price, reputation, business, financial condition, results of operations, and cash flows.

We are a holding company and rely on dividends and other payments, advances and transfers of funds from our subsidiaries to meet our obligations and pay any dividends.

We have no direct operations and no significant assets other than ownership of 100% of the capital stock of our subsidiaries. Because we conduct our operations through our subsidiaries, we depend on those entities for dividends and other payments to generate the funds necessary to meet our financial obligations, and to pay any dividends with respect to our stock. Legal and contractual restrictions in our 2017 credit agreement and other agreements which may govern future indebtedness of our subsidiaries, as well as the financial condition and operating requirements of our subsidiaries, may limit our ability to obtain cash from our subsidiaries. The earnings from, or other available assets of, our subsidiaries might not be sufficient to pay dividends, make distributions, or loans to enable us to pay any dividends on our stock or other obligations. Any of the foregoing could materially and adversely affect our business, financial condition, results of operations, and cash flows.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement (including the accompanying prospectus and the information incorporated by reference in this prospectus supplement) and any free writing prospectus that we may provide to you in connection with an offering of our common stock described in this prospectus supplement contains forward-looking statements within the meaning of Section 27A of the Securities Act. All statements other than statements of historical facts contained in this prospectus supplement, including statements regarding our future results of operations and financial position, business strategy and plans and our objectives for future operations, are forward-looking statements. The words “anticipates,” “believes,” “estimates,” “expects,” “intends,” “may,” “plans,” “projects,” “should,” “targets,” “will” and the negative thereof and similar words and expressions are intended to identify forward-looking statements. Forward-looking statements are based largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy, short term and long term business operations and objectives, and financial needs. These forward-looking statements are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties and assumptions, the forward-looking events and circumstances discussed in this prospectus supplement may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements. We caution you therefore against relying on these forward-looking statements.

Some of the key factors that could cause actual results to differ from our expectations include regional, national or global political, economic, business, competitive, market and regulatory conditions and the following:

•	any failure to generate a large number of new business awards and the risk of delay, termination, reduction in scope or failure to go to contract of our business awards;

•	any failure to convert backlog to revenue;

•	any failure to adopt the new accounting standard of recognizing revenue from contracts with customers in a timely manner;

•	fluctuation in our results between fiscal quarters and years;

•	the impact of underpricing our contracts, overrunning our cost estimates or failing to receive approval for or experiencing delays with documentation of change orders;

•	the risks associated with our information systems infrastructure;

•	the risks associated with complying with governmental regulation in the areas of consumer privacy and data use and security;

•	any adverse results from customer or therapeutic area concentration;

•	the risks associated with doing business internationally;

•	the risks associated with our intercompany transfer pricing policies;

•	any failure to successfully increase our market share, grow our business and execute our growth strategies;

•	the risks associated with upgrading our information systems and evolving the technology platform for our services;

•	any failure to perform our services in accordance with contractual requirements, regulatory standards and ethical considerations;

•	the risk of litigation and personal injury claims;

•

the risks associated with the operation of our early stage (Phase I and IIA) clinical facilities and the services we provide there as well as our clinical trial management, including direct interaction with clinical trial patients or volunteers;

•	potentially inadequate insurance coverage for our operations and indemnification obligations;

•	any failure to attract principal investigators and patients for our clinical trials;

•	the risk that a drug we market causes harm to a patient;

•	the risks associated with investing in our customers’ business or drugs and our related commercial rights strategies;

•	the impact of any failure to retain or recruit qualified management and key personnel;

•	the impact of unfavorable economic conditions and exchange rate and effective income tax rate fluctuations;

•	our limited ability to protect our intellectual property rights;

•	the risks associated with our acquisition strategy;

•	the risks associated with potential future acquisitions or investments in our customers’ businesses or drugs;

•	the risks related to our relationships with existing or potential customers who are in competition with each other;

•	potential impairment of goodwill or other intangible assets;

•	the risks arising from the restructuring of our operations;

•	the risks associated with operating in many different jurisdictions;

•	the failure of third parties to provide us with critical support services;

•	our limited ability or inability to utilize net operating loss carry forwards and certain other tax attributes;

•	a downgrade in our credit rating;

•	any inability to compete effectively for the services we provide;

•

changes in trends in the biopharmaceutical industry, including our customers reducing their R&D spend or limiting the amount of such spend that is subject to competitive bidding among contract research organizations;

•	actions by regulatory authorities or customers;

•	the impact of changes in government regulations and healthcare reform;

•	the risks associated with healthcare reform and its impact to the biopharmaceutical industry;

•	the risks associated with current and proposed laws and regulations regarding the protection of personal data;

•	the impact of our customers competing with lower cost generic products and other competing products;

•	any failure to keep pace with rapid technological changes;

•	the risks associated with potentially being involved in a patent or other intellectual property litigation;

•	our ability to service our substantial indebtedness;

•	the effect of covenant restrictions in our debt agreements on our ability to operate our business;

•	fluctuations in interest rates; and

•	the other factors set forth in “Risk Factors.”

The forward-looking statements included in this prospectus supplement are made only as of the date hereof. You should not rely upon forward-looking statements as predictions of future events. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee that the future results, levels of activity, performance or events and circumstances reflected in the forward-looking statements will be achieved or occur. Moreover, neither we nor any other person assumes responsibility for the accuracy and completeness of the forward-looking statements. We undertake no obligation to update publicly any forward-looking statements for any reason after the date of this prospectus supplement to conform these statements to actual results or to changes in our expectations, except as may be required by law.

You should read this prospectus supplement with the understanding that our actual future results, levels of activity, performance and events and circumstances may be materially different from what we expect.

USE OF PROCEEDS

We will not receive any of the proceeds from the sale of shares of our common stock by the selling stockholders in this offering.

MARKET PRICE OF OUR COMMON STOCK

Our common stock trades on NASDAQ under the symbol “SYNH.” The following table sets forth for the periods indicated the high and low sale prices of our common stock on NASDAQ.

	High	Low
2016
First Quarter	$48.13	$34.19
Second Quarter	$57.11	$36.70
Third Quarter	$47.39	$37.27
Fourth Quarter	$52.75	$41.10
2017
First Quarter	$56.88	$40.85
Second Quarter	$61.10	$40.65
Third Quarter	$59.80	$51.00
Fourth Quarter	$59.45	$33.60
2018
First Quarter	$46.85	$31.10
Second Quarter	$49.45	$34.85
Third Quarter (through August 3, 2018)	$53.90	$45.65

The closing price of our common stock as of August 3, 2018 was $52.60 per share.

On August 3, 2018, we had approximately 65 holders of record of our common stock. The actual number of stockholders is greater than this number of record holders, and includes stockholders who are beneficial owners but whose shares are held in street name by brokers and other nominees.

DESCRIPTION OF CAPITAL STOCK

The following discussion is a summary of the terms of our common stock, our certificate of incorporation, as amended, our amended and restated bylaws and certain applicable provisions of Delaware law, as currently in effect. This summary does not purport to be complete and is qualified in its entirety by reference to the actual terms and provision of our certificate of incorporation, as amended, and amended, and restated bylaws, copies of which have been filed previously with the SEC. For more information on how you can obtain copies of our certificate of incorporation, as amended, and amended and restated bylaws, see “Where You Can Find More Information.”

Authorized Capitalization

Our authorized capital stock consists of (i) 300 million shares of Class A common stock, par value $0.01 per share, (ii) 300 million shares of Class B common stock, par value $0.01 per share, and (iii) 30 million shares of preferred stock, par value $0.01 per share.

Common Stock

As of June 30, 2018, 102,871,399 shares of our Class A common stock were outstanding and no shares of Class B common stock were outstanding. Holders of our common stock are entitled to the following rights.

Voting Rights

Each share of our Class A common stock entitles its holder to one vote per share on all matters to be voted upon by the stockholders. Each share of our Class B common stock entitles its holder to one vote per share on all matters to be voted upon by stockholders, except with respect to the election or removal of directors. Holders of Class A common stock and Class B common stock vote together as a single class. There is no cumulative voting, which means that a holder or group of holders of more than 50% of the shares of our common stock can elect all of our directors.

Dividend Rights

The holders of our common stock are entitled to receive dividends when and as declared by the Board from legally available sources, subject to the prior rights of the holders of our preferred stock, if any.

Conversion Rights

The shares of Class B common stock are convertible into Class A common stock, in whole or in part, at any time and from time to time at the option of the holder, on the basis of one share of Class A common stock for each share of Class B common stock, subject to adjustment for any stock splits, combinations or similar events.

Liquidation Rights

In the event of our liquidation or dissolution, the holders of our common stock will be entitled to share ratably in the assets available for distribution after the payment of all of our debts and other liabilities, subject to the prior rights of the holders of our preferred stock, if any.

Other Rights

Certain of our common stockholders have preemptive or other rights to subscribe for additional shares. All holders of our common stock are entitled to share equally on a share-for-share basis in any assets available for distribution to common stockholders upon our liquidation, dissolution or winding up. All outstanding shares are, and all shares offered by this prospectus will be, when sold, validly issued, fully paid and nonassessable.

Preferred Stock

As of June 30, 2018, we had no shares of preferred stock outstanding. The Board is authorized, without further stockholder approval, to issue from time to time up to an aggregate of 30 million shares of preferred stock in one or more series and to fix or alter the designations, preferences, rights and any qualifications, limitations or restrictions of the shares of each such series thereof, including the dividend rights, dividend rates, conversion rights, voting rights, terms of redemption (including sinking fund provisions), redemption price or prices, liquidation preferences and the number of shares constituting any series or designations of such series. As of the date of this prospectus, we had no plans to issue any shares of preferred stock.

Registration Rights

Certain of our existing stockholders have certain registration rights with respect to our common stock pursuant to the Stockholders’ Agreements.

Anti-takeover Provisions

Our certificate of incorporation, as amended, and amended and restated bylaws contain provisions that could delay, defer or discourage transactions involving an actual or potential change in control of us or change in our management. We expect that these provisions, which are summarized below, might discourage coercive takeover practices or inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with the Board, which we believe may result in an improvement of the terms of any such acquisition in favor of our stockholders. However, they also give the Board the power to discourage transactions that some stockholders may favor, including transactions in which stockholders might otherwise receive a premium for their shares, or transactions that our stockholders might otherwise deem to be in their best interests. Accordingly, these provisions could adversely affect the price of our common stock.

Classified Board

Our certificate of incorporation, as amended, provides that the Board consists of 10 directors, and that the Board will be divided into three classes, with one class being elected at each annual meeting of stockholders. Each director will serve a three-year term, with termination staggered according to class. Class I consists of three directors, Class II consists of four directors, and Class III consists of three directors. The size of the Board may thereafter be fixed from time to time solely by resolution of at least a majority of the directors then in office.

Our certificate of incorporation, as amended, provides that directors may only be removed for cause by the holders of at least a majority of the voting power of all outstanding shares of common stock then entitled to vote on the election of directors. Furthermore, any vacancy on the Board, however occurring, including a vacancy resulting from an increase in the size of the Board, may only be filled by the affirmative vote of a majority of our directors then in office, even if less than a quorum.

Directors nominated by stockholders pursuant to either of the Stockholders’ Agreements dated as of May 10, 2017, by and among our company and the Stockholder signatories thereto may be removed from office with or without cause by such Stockholders without a meeting. The stockholders that are parties to such Stockholders’ Agreements are referred to herein as the “Stockholders”.

The classification of the Board could make it more difficult for a third party to acquire, or discourage a third party from seeking to acquire, control of our Company.

Requirements for Advance Notification of Stockholder Meetings, Nominations and Proposals

Our amended and restated bylaws provide that special meetings of the stockholders may be called only upon the request of a majority of the Board or upon the request of the Chief Executive Officer or the chair of the Board. Our amended and restated bylaws prohibit the conduct of any business at a special meeting other than (i) as specified in the notice for such meeting, (ii) brought before the meeting by or at the direction of the Board or an authorized officer or (iii) by a shareholder who complied with the notice procedures set forth in the amended and restated bylaws. These provisions may have the effect of deferring, delaying or discouraging hostile takeovers or changes in control or management of our company.

Our amended and restated bylaws establish advance notice procedures with respect to stockholder proposals and the nomination of candidates for election as directors, other than nominations made by or at the direction of the Board or a committee of the Board. In order for any matter to be “properly brought” before a meeting, a stockholder has to comply with the advance notice requirements. Our amended and restated bylaws allow the presiding officer at a meeting of the stockholders to adopt rules and regulations for the conduct of meetings which may have the effect of precluding the conduct of certain business at a meeting if the rules and regulations are not followed. These provisions may also defer, delay or discourage a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to obtain control of our company.

No Stockholder Action by Written Consent

Our certificate of incorporation, as amended, provides that stockholder action may be taken only at an annual meeting or special meeting of stockholders and may not be taken by written consent instead of a meeting, unless the taking of this action by written consent has been expressly approved in advance by the Board. Failure to satisfy any of the requirements for a stockholder meeting could delay, prevent or invalidate stockholder action.

Section 203 of the Delaware General Corporation Law

We are governed by the provisions of Section 203 of the Delaware General Corporation Law. In general, Section 203 prohibits a public Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder unless:

•	prior to such time, the board of directors approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

•

upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the Company outstanding at the time the transaction commenced, excluding shares owned by persons who are directors and also officers and by specified employee stock plans; or

•

at or subsequent to the date of the transaction, the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder.

A “business combination” includes mergers, asset sales, or other transactions resulting in a financial benefit to the stockholder. In general, an “interested stockholder” is a person who, together with affiliates and associates, owns, or within three years did own, 15% or more of the Company’s outstanding voting stock. These provisions may have the effect of delaying, deferring, or preventing a change in our control.

Corporate Opportunities

Our certificate of incorporation, as amended, provides that neither a Stockholder nor a director nominated by a Stockholder will have any obligation to offer us an opportunity to participate in business opportunities presented to such Stockholder even if the opportunity is one that we might reasonably have pursued and that, to the extent permitted by law, no Stockholder will be liable to us or our stockholders for breach of any duty by reason of any such activities. Therefore, the Stockholder are free to compete with us in the same business or similar businesses.

Amendment to Bylaws and Certificate of Incorporation

Any amendment to our certificate of incorporation, as amended, must first be approved by a majority of the Board and (i) thereafter be approved by a majority of the outstanding shares entitled to vote on the amendment, or (ii) if related to provisions regarding the classification of the Board, the removal of directors, director vacancies, forum selection for certain lawsuits or the amendment of certain provisions of our bylaws or certificate of incorporation, thereafter be approved by at least 66 2 /3% of the outstanding shares entitled to vote on the amendment. A vote of the majority of Class B common stock, voting separately, is required to change the voting rights of Class B common stock or to change their rights disproportionately to those of Class A common stock. Our bylaws may be amended (x) by the affirmative vote of a majority of the directors then in office, subject to any limitations set forth in the bylaws, without further stockholder action or (y) by the affirmative vote of at least 50% of the outstanding shares entitled to vote on the amendment, without further action by the Board.

Authorized but Unissued Shares

The authorized but unissued shares of our common stock and our preferred stock will be available for future issuance without any further vote or action by our stockholders. These additional shares may be utilized for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions and employee benefit plans. The existence of authorized but unissued shares of our common stock and our preferred stock could render more difficult or discourage an attempt to obtain control over us by means of a proxy contest, tender offer, merger or otherwise.

Exclusive Forum

Our certificate of incorporation, as amended, provides that, subject to certain exceptions, the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for certain stockholder litigation matters. However, it is possible that a court could rule that this provision is unenforceable or inapplicable.

Listing

Our Class A common stock is listed on the NASDAQ under the symbol “SYNH.”

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Computershare Trust Company, N.A.

DIVIDEND POLICY

Since becoming a public company, we have not declared or paid cash dividends on our common stock, nor do we intend to pay cash dividends on our common stock in the foreseeable future. However, in the future, subject to the factors described below and our future liquidity and capitalization, we may change this policy and choose to pay dividends.

We are a holding company that does not conduct any business operations of our own. As a result, our ability to pay cash dividends on our common stock is dependent upon cash dividends, distributions, and other transfers from our subsidiaries. Our ability to pay dividends is currently restricted by the terms of our 2017 credit agreement, and may be further restricted by any future indebtedness we or our subsidiaries incur. In addition, under Delaware law, the Board may declare dividends only to the extent of our surplus (which is defined as total assets at fair market value minus total liabilities, minus statutory capital) or, if there is no surplus, out of our net profits for the then current and/or immediately preceding fiscal year.

Any future determination to pay dividends will be at the discretion of the Board and will take into account restrictions in our debt instruments, including our 2017 credit agreement, general economic business conditions, our financial condition, results of operations and cash flows, our capital requirements, our business prospects, the ability of our operating subsidiaries to pay dividends and make distributions to us, legal restrictions, and such other factors as the Board may deem relevant.

See Part II, Item 7, “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources” and “Note 4—Long-Term Debt Obligations” incorporated by reference from our Annual Report on Form 10-K for the fiscal year ended December 31, 2017 and our Quarterly Report on Form 10-Q for the quarter ended June 30, 2018.

SELLING STOCKHOLDERS

The following table and accompanying footnotes set forth information as of August 3, 2018 regarding the beneficial ownership of the selling stockholders and as adjusted to give effect to this offering. A person is a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote or to direct the voting of the security, or “investment power,” which includes the power to dispose of or to direct the disposition of the security or has the right to acquire such powers within 60 days. Percentage of beneficial ownership is based on 102,911,079 shares of common stock outstanding as of August 3, 2018.

	Shares of common stock beneficially owned before the offering			Number of shares offered	Shares of common stock beneficially owned after the offering
Name and address of beneficial owner	Number of shares		Total voting percentage		Number of shares		Total voting percentage
Fund Affiliated with Thomas H. Lee Partners, L.P.	25,239,664	(1)	24.5%	6,000,000	19,239,664	(2)	18.7%

(1)

Prior to this offering, includes 6,332,076 shares of common stock held by Thomas H. Lee Equity Fund VI, L.P., 4,287,744 shares of common stock held by Thomas H. Lee Parallel Fund VI, L.P., 748,983 shares of common stock held by Thomas H. Lee Parallel (DT) Fund VI, L.P., 59,426 shares of common stock held by THL Coinvestment Partners, L.P., 11,285 shares of common stock held by THL Operating Partners, L.P., 32,427 shares of common stock held by Great-West Investors, L.P., 32,399 shares of common stock held by Putnam Investments Employees’ Securities Company III LLC, 1,429,259 shares of common stock held by Thomas H. Lee Equity Fund VII, L.P., 1,127,743 shares of common stock held by Thomas H. Lee Parallel Fund VII, L.P., 1,511,529 shares of common stock held by Thomas H. Lee Parallel (Cayman) Fund VII, L.P., 125,282 shares of common stock held by THL Executive Fund VII, L.P., 217,962 shares of common stock held by THL Fund VII Coinvestment Partners, L.P. and 9,323,549 shares of common stock held by THL Equity Fund VII Investors (inVentiv), L.P. THL Equity Advisors VI, LLC is the general partner of Thomas H. Lee Equity Fund VI, L.P., Thomas H. Lee Parallel Fund VI, L.P. and Thomas H. Lee Parallel (DT) Fund VI, L.P. THL Equity Advisors VII, LLC is the general partner of THL Equity Fund VII Investors (InVentiv), L.P., Thomas H. Lee Equity Fund VII, L.P., Thomas H. Lee Parallel Fund VII, L.P., Thomas H. Lee Parallel (Cayman) Fund VII, L.P. and THL Executive Fund VII, L.P. Thomas H. Lee Partners, L.P. is the general partner of THL Coinvestment Partners, L.P., THL Operating Partners, L.P. and THL Fund VII Coinvestment Partners, L.P. and the sole member of THL Equity Advisors VI, LLC and THL Equity Advisors VII, LLC. Thomas H. Lee Advisors, LLC, is the general partner of Thomas H. Lee Partners, L.P. Thomas H. Lee Advisors, LLC is attorney in fact for Great-West Investors L.P. and Putnam Investments LLC, which is the managing member of Putnam Investments Holdings, LLC, which in turn is the managing member of Putnam Investments Employees’ Securities Company III LLC, with respect to the shares of common stock they hold. THL Holdco, LLC is the managing member of Thomas H. Lee Advisors, LLC and all investment decisions at THL Holdco, LLC are taken by its private equity management committee (the “THL Committee”) consisting of Todd M. Abbrecht, Anthony J. DiNovi, Thomas M. Hagerty, Soren L. Oberg, Scott M. Sperling and Kent R. Weldon. As such, each member of the THL Committee may be deemed to share beneficial ownership of the shares referred to above. Each of member of the THL Committee disclaims beneficial ownership of such shares except to the extent of their pecuniary interest therein. The address of Great-West Investors L.P. is 8515 East Orchard Road, Greenwood Village, Colorado 80111; the address of Putnam Investments Employees’ Securities Company III LLC is c/o Putnam Investment, Inc., 100 Federal Street, Boston, Massachusetts 02110; the address of each member of the THL Committee and all other entities referred to above is c/o Thomas H. Lee Partners, L.P., 100 Federal Street, 35th Floor, Boston, Massachusetts 02110.

(2)

Subsequent to this offering, includes 3,029,630 shares of common stock held by Thomas H. Lee Equity Fund VI, L.P., 2,051,504 shares of common stock held by Thomas H. Lee Parallel Fund VI, L.P., 358,357 shares of common stock held by Thomas H. Lee Parallel (DT) Fund VI, L.P., 28,433 shares of common stock held by THL Coinvestment Partners, L.P., 5,399 shares of common stock held by THL Operating Partners, L.P., 15,515 shares of common stock held by Great-West Investors, L.P., 15,502 shares of common stock held by Putnam Investments Employees’ Securities Company III LLC, 1,429,259 shares of common stock held by Thomas H. Lee Equity Fund VII, L.P., 1,127,743 shares of common stock held by Thomas H. Lee Parallel Fund VII, L.P., 1,511,529 shares of common stock held by Thomas H. Lee Parallel (Cayman) Fund VII, L.P., 125,282 shares of common stock held by THL Executive Fund VII, L.P., 217,962 shares of common stock held by THL Fund VII Coinvestment Partners, L.P. and 9,323,549 shares of common stock held by THL Equity Fund VII Investors (inVentiv), L.P.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS FOR NON-U.S. HOLDERS

The following is a summary of material U.S. federal income and estate tax considerations related to the purchase, ownership, and disposition of our common stock that are applicable to a “non-U.S. holder” (defined below). This section does not address all potential U.S. federal income tax and estate tax considerations relating thereto nor does it address tax considerations applicable to other investors, such as U.S. persons (defined below). Persons considering the purchase, ownership, or disposition of our common stock are urged to consult their own tax advisors to determine the specific tax consequences and risks to them of purchasing, holding and disposing of the common stock.

This summary:

•

is based on the U.S. Internal Revenue Code of 1986, as amended, or the “Code”, Treasury regulations promulgated or proposed thereunder, judicial authority, and published rulings and administrative pronouncements of the U.S. Internal Revenue Service (“IRS”), each as of the date of this prospectus and each of which are subject to change at any time, possibly with retroactive effect;

•	is applicable only to non-U.S. holders who hold the shares as “capital assets” within the meaning of section 1221 of the Code (generally, property held for investment);

•	does not discuss the applicability of any U.S. state or local taxes, non-U.S. taxes or any other U.S. federal tax except for U.S. federal income tax and estate tax; and

•

does not address all aspects of U.S. federal income taxation that might be relevant to holders in light of their particular circumstances or who are subject to special treatment under U.S. federal income tax laws, including but not limited to:

•	U.S. expatriates and former citizens and long-term residents of the United States;

•	banks, financial institutions, investment funds, insurance companies, brokers, dealers or traders in securities, or other financial services entities;

•	insurance companies;

•	tax-exempt organizations;

•	governmental organizations;

•	dealers in securities;

•	partnerships or other pass-through entities for U.S. federal income tax purposes (and investors therein);

•	corporations that accumulate earnings to avoid U.S. federal income tax;

•	tax-qualified retirement plans;

•	investors holding the common stock as part of a “straddle”, “hedge”, “conversion transaction”, or other risk-reduction transaction;

•	“controlled foreign corporations” and “passive foreign investment companies”, as defined in the Code; and

•	persons subject to the alternative minimum tax.

We have not and will not seek any rulings from the IRS regarding the matters discussed below. There can be no assurance that the IRS will not take positions concerning the tax consequences of the purchase, ownership or disposition of shares of our common stock that are different from those discussed below.

Non-U.S. Holder Defined

For purposes of this discussion, a “non-U.S. holder” is a beneficial owner of common stock that is neither a “U.S. person” nor a partnership or entity or arrangement treated as a partnership for U.S. federal income tax purposes. A “U.S. person” is:

•	an individual citizen or resident of the United States;

•

a corporation, or other entity taxable as a corporation for U.S. federal income tax purposes, that is created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•

a trust if it (1) is subject to the primary supervision of a court within the United States and one or more U.S. persons have the authority to control all substantial decisions of the trust, or (2) has a valid election in effect under applicable Treasury regulations to be treated as a U.S. person.

An individual non-U.S. citizen generally is treated as a resident for U.S. tax purposes if the individual was a lawful resident during the year, as evidenced by having a valid United States permanent resident card, USCIS Form I-511 (or “green card”). In addition, a non-U.S. citizen may in many cases be deemed to be a resident alien, as opposed to a nonresident alien, if he or she is present in the United States (as determined pursuant to the Code and applicable Treasury regulations promulgated thereunder) for at least 31 days in the calendar year and for an aggregate of at least 183 days during a three-year period ending in the current calendar year. For these purposes, all the days present in the current year, one-third of the days present in the immediately preceding year, and one-sixth of the days present in the second preceding year are counted. Resident aliens are subject to U.S. federal income tax as if they were U.S. citizens. Such an individual is urged to consult his or her own tax advisor regarding the U.S. federal income tax consequences of the ownership or disposition of our common stock.

If a partnership (or an entity or arrangement treated as a partnership for U.S. federal income tax purposes) owns our common stock, then the U.S. federal income tax treatment of a partner in that partnership generally will depend on the status of the partner and the partnership’s activities. Partners and partnerships should consult their own tax advisors with regard to the U.S. federal income tax treatment of an investment in our common stock.

Distributions to Non-U.S. Holders

As described in the section entitled “Dividend Policy,” we do not intend to declare or pay dividends to holders of our common stock in the foreseeable future. However, if we do make distributions of cash or property on the common stock, such distributions will constitute dividends for U.S. federal income tax purposes to the extent paid out of our current or accumulated earnings and profits, as determined for U.S. federal income tax purposes. If the amount of a distribution exceeds both our current and accumulated earnings and profits, such excess will first constitute a nontaxable return of capital, which will reduce the holder’s tax basis in the common stock, but not below zero, and thereafter will be treated as gain from the sale of the common stock (see “—Sale or Taxable Disposition of Common Stock by Non-U.S. Holders” below).

Subject to the following paragraphs, dividends on the common stock generally will be subject to U.S. federal withholding tax at a 30% gross rate, subject to any exemption or lower rate as may be specified by an applicable income tax treaty. We may withhold up to 30% of either (1) the gross amount of the entire distribution, even if the amount of the distribution is greater than the amount constituting a dividend for U.S. federal income tax purposes, as described above, or (2) the amount of the distribution we project will be a dividend, based upon a reasonable estimate of both our current and our accumulated earnings and profits for the taxable year in which the distribution is made. If tax is withheld on the amount of a distribution in excess of the amount constituting a dividend, then you may obtain a refund of that excess amount by timely filing a claim for refund with the IRS.

To claim the benefit of a reduced rate of or an exemption from U.S. federal withholding tax under an applicable income tax treaty, a non-U.S. holder will be required (1) to satisfy certain certification requirements, which may be made by providing us or our agent with a properly executed and completed IRS Form W-8BEN or W-8BEN-E (or other applicable form) certifying, under penalty of perjury, that the holder qualifies for treaty benefits and is not a U.S. person, or (2) if the common stock is held through certain non-U.S. intermediaries, to satisfy the relevant certification requirements of the applicable Treasury regulations. Special certification and other requirements apply to certain non-U.S. holders that are pass-through entities. A non-U.S. holder eligible for a reduced rate of U.S. withholding tax pursuant to an income tax treaty may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS. You should consult your own tax advisor regarding your entitlement to benefits under a relevant income tax treaty.

Dividends that are effectively connected with the conduct of a trade or business by the non-U.S. holder within the United States (and, if required by an applicable income tax treaty, are attributable to a permanent establishment, or a fixed base in the case of an individual non-U.S. holder, that is maintained by the non-U.S. holder in the United States) (“effectively connected dividends”) are not subject to the U.S. federal withholding tax, provided that the non-U.S. holder certifies, under penalty of perjury, that the dividends paid to such holder are effectively connected dividends on a properly executed and completed IRS Form W-8ECI (or other applicable form). Instead, any such dividends will be subject to U.S. federal income tax on a net income basis in a manner similar to that which would apply if the non-U.S. holder were a U.S. person. Corporate non-U.S. holders who receive effectively connected dividends may also be subject to an additional “branch profits tax” at a gross rate of 30% on their earnings and profits for the taxable year that are effectively connected with the holder’s conduct of a trade or business within the United States, subject to any exemption or reduction provided by an applicable income tax treaty.

Sale or Taxable Disposition of Common Stock by Non-U.S. Holders

Any gain realized on the sale, exchange, or other taxable disposition of the common stock by a non-U.S. holder generally will not be subject to U.S. federal income tax unless:

•

the gain is effectively connected with the conduct of a trade or business by the non-U.S. holder within the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment, or fixed base in the case of an individual non-U.S. holder, that is maintained by the non-U.S. holder in the United States);

•	the non-U.S. holder is a nonresident alien individual who is present in the United States for 183 days or more in the taxable year of that disposition, and certain other conditions are met; or

•

we are or have been a “United States real property holding corporation” for U.S. federal income tax purposes at any time during the shorter of the five-year period ending on the date of such disposition and the non-U.S. holder’s holding period in the common stock.

A non-U.S. holder described in the first bullet point above generally will be subject to U.S. federal income tax on the net gain derived from the sale or disposition under regular graduated U.S. federal income tax rates as if the holder were a U.S. person. If the non-U.S. holder is a corporation, then the gain may also, under certain circumstances, be subject to the “branch profits” tax, which is discussed above.

An individual non-U.S. holder described in the second bullet point above will be subject to a tax at a 30% gross rate, subject to any reduction or reduced rate under an applicable income tax treaty, on the net gain derived from the sale, which may be offset by U.S.-source capital losses, even though the individual is not considered a resident of the United States for U.S. federal income tax purposes, provided the non-U.S. holder has timely filed U.S. federal income tax returns with respect to such losses.

We believe we are not, have not been and will not become a “United States real property holding corporation” for U.S. federal income tax purposes. In the event that we are or become a United States real property holding corporation at any time during the applicable period described in the third bullet point above, any gain recognized on a sale or other taxable disposition of the common stock may be subject to U.S. federal income tax, including any applicable withholding tax, if (1) the non-U.S. holder beneficially owns, or has owned, more than 5% of our common stock at any time during the applicable period, or (2) our common stock ceases to be traded on an “established securities market” within the meaning of the Code. Non-U.S. holders who intend to acquire more than 5% of our common stock are encouraged to consult their tax advisors with respect to the U.S. tax consequences of a disposition of the common stock.

Information Reporting and Backup Withholding

We must report annually to the IRS and to each non-U.S. holder the amount of dividends and other distributions paid to the holder and the tax withheld, if any, from those payments. These reporting requirements apply regardless of whether withholding was reduced or eliminated by any applicable income tax treaty. Copies of the information returns reporting such dividends and the tax withheld may also be made available to the tax authorities in the country in which the non-U.S. holder resides under the provisions of an applicable income tax treaty or other agreement for the exchange of such information.

A non-U.S. holder will generally be subject to backup withholding, currently at a 24% rate, for dividends paid to the holder unless the holder certifies under penalty of perjury that it is not a U.S. person on a properly executed IRS Form W-8BEN or W-8BEN-E (or other applicable form) or the holder otherwise establishes an exemption (provided that the payor does not have actual knowledge or reason to know that such holder is a U.S. person or that the conditions of any other exemptions are not in fact satisfied, in which case backup withholding and information reporting obligations will be applicable).

Information reporting and, depending on the circumstances, backup withholding will apply to the proceeds of a sale of the common stock by a non-U.S. holder within the United States or conducted through certain U.S.-related financial intermediaries, unless the holder certifies under penalty of perjury that it is not a U.S. person on a properly executed IRS Form W-8BEN or W-8BEN-E (or other applicable form) or the holder otherwise establishes an exemption (provided that neither the broker nor intermediary has actual knowledge or reason to know that such holder is a U.S. person or that the conditions of any other exemptions are not in fact satisfied).

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a non-U.S. holder’s U.S. federal income tax liability, if any, provided the required information is timely furnished to the IRS. Non-U.S. holders should consult their own tax advisors to determine their ability to obtain a refund or credit in the event that backup withholding applies to them.

Federal Estate Tax

Individual non-U.S. holders and entities the property of which is potentially includible in such an individual’s gross estate for U.S. federal estate tax purposes (for example, a trust funded by such an individual and with respect to which the individual has retained certain interests or powers) should note that, absent an applicable treaty benefit, the common stock will be treated as U.S.-situs property subject to U.S. federal estate tax. A unified credit amount may be available to reduce the net tax liability of a nonresident alien’s estate, but the unified credit for a nonresident alien is generally much smaller than the applicable credit for computing the estate tax of a U.S. resident. Nonresident aliens should consult their personal tax advisors regarding specific or potential implications to them of the U.S. federal estate tax.

Withholding on Payments to Certain Foreign Entities

Sections 1471 to 1474 of the Code (commonly referred to as “FATCA”) and the Treasury regulations thereunder impose information reporting and withholding tax requirements for dividends and, after December 31, 2018, gross proceeds of dispositions of our common stock, paid to certain non-U.S. entities that hold shares in U.S. corporations, unless such holder has satisfied various U.S. information reporting and due diligence requirements generally relating to its U.S. owners and account holders or otherwise qualifies for an exemption from these rules. These FATCA requirements are different from, and in addition to, the beneficial owner certification requirements described above. If a non-U.S. holder is located in a jurisdiction that has an intergovernmental agreement with the United States governing FATCA, such holder may be subject to different rules. In general, to avoid a 30% withholding tax under these FATCA provisions, (1) foreign financial institutions that hold shares in U.S. corporations will be required to identify for the IRS each U.S. account owner who is a beneficial owner of such shares and to provide certain information regarding the account, and also to agree to comply with certain other diligence and reporting requirements established under FATCA and, if applicable, certain intergovernmental agreements entered into between the United States and the applicable foreign jurisdiction, and (2) other foreign entities (aside from public companies) that are beneficial owners of shares will be required to identify U.S. persons who are “substantial owners” (as defined in the Code) in such foreign entity or certify that they have no such owners. Foreign entities, and other foreign persons who plan to have their shares of our common stock held through a foreign financial institution, should consider the potential applicability of these provisions by consulting with their own tax advisors.

THE PRECEDING DISCUSSION OF U.S. FEDERAL INCOME AND ESTATE TAX CONSIDERATIONS IS FOR GENERAL INFORMATION ONLY, AND IS NOT A COMPLETE DISCUSSION OF ALL POTENTIAL TAX CONSIDERATIONS FOR A NON-U.S. HOLDER. IT IS NOT TAX OR LEGAL ADVICE. EACH PROSPECTIVE INVESTOR SHOULD CONSULT ITS OWN TAX ADVISOR REGARDING THE PARTICULAR TAX CONSEQUENCES OF PURCHASING, HOLDING, AND DISPOSING OF OUR COMMON STOCK, INCLUDING THE CONSEQUENCES OF ANY PROPOSED CHANGE IN APPLICABLE LAW, AS WELL AS TAX CONSEQUENCES ARISING UNDER ANY STATE, LOCAL, NON-U.S., OR U.S. FEDERAL TAX LAWS.

UNDERWRITING

Morgan Stanley & Co. LLC is acting as underwriter of the offering. Subject to the terms and conditions set forth in an underwriting agreement between us, the selling stockholders and the underwriter, the selling stockholders have agreed to sell to the underwriter, and the underwriter has agreed to purchase from the selling stockholders 6,000,000 shares of our common stock.

Subject to the terms and conditions set forth in the underwriting agreement, the underwriter has agreed to purchase all of the shares sold under the underwriting agreement if any of these shares are purchased.

We and the selling stockholders have agreed to indemnify the underwriter against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the underwriter may be required to make in respect of those liabilities.

The underwriter is offering the shares, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel, including the validity of the shares, and other conditions contained in the underwriting agreement, such as the receipt by the underwriter of officer’s certificates and legal opinions. The underwriter reserves the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

Commissions and Discounts

The following table shows the per share and total underwriting discount and commissions to be paid to the underwriter by the selling stockholders.

Paid by the Selling Stockholders
Per Share	$
Total	$

Shares sold by the underwriter to the public will initially be offered at the offering price set forth on the cover of this prospectus supplement. Shares sold by the underwriter to the public will be offered (i) at market prices prevailing at the time of sale; (ii) at prices related to the prevailing market prices; or (iii) at negotiated prices. Any shares sold by the underwriter to securities dealers may be sold at a discount of up to $            per share from the offering price. After the initial offering of the shares, the underwriter may change the offering price and the other selling terms. The offering of the shares by the underwriter is subject to receipt and acceptance and subject to the underwriter’s right to reject any order in whole or in part.

We have agreed to pay the expenses incurred by the selling stockholders in connection with this offering. The expenses of the offering, not including the underwriting discounts, are estimated at $600,000 and are payable by us. We have agreed to reimburse the underwriter for expenses relating to any required review of this offering by FINRA in an amount up to $30,000.

The shares are listed on the NASDAQ under the symbol “SYNH.”

No Sales of Similar Securities

We, our executive officers and directors and the Sponsors have agreed not to sell or transfer any common stock or securities convertible into, exchangeable for, or that represent the right to receive common stock, for 30 days after the date of this prospectus supplement, with certain limited exceptions, without first obtaining the written consent of the underwriter. It also applies to common stock owned now or, with certain limited exceptions, acquired later by the person or entity executing the agreement or for which the person or entity executing the agreement later acquires the power of disposition.

Short Positions

In connection with the offering, the underwriter may purchase and sell our common stock in the open market. These transactions may include short sales and purchases on the open market to cover positions created by short sales. Short sales involve the sale by the underwriter of a greater number of shares than they are required to purchase in the offering. “Covered” short sales are sales made in an amount not greater than the underwriter’s option to purchase additional shares described above. The underwriter may close out any covered short position by either exercising their option to purchase additional shares or purchasing shares in the open market. In determining the source of shares to close out the covered short position, the underwriter will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the option granted to them. “Naked” short sales are sales in excess of such option. The underwriter must close out any naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriter is concerned that there may be downward pressure on the price of our common stock in the open market after pricing that could adversely affect investors who purchase in the offering.

Similar to other purchase transactions, the underwriter’s purchases to cover the syndicate short sales may have the effect of raising or maintaining the market price of our Class A common stock or preventing or retarding a decline in the market price of our Class A common stock. As a result, the price of our Class A common stock may be higher than the price that might otherwise exist in the open market. The underwriter may conduct these transactions on NASDAQ, in the over-the-counter market or otherwise.

None of us, the selling stockholders or the underwriter make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our Class A common stock. In addition, neither we, the selling stockholders nor the underwriter make any representation that the underwriter will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

Passive Market Making

In connection with this offering, the underwriter may engage in passive market making transactions in the Class A common stock on the NASDAQ in accordance with Rule 103 of Regulation M under the Exchange Act during a period before the commencement of offers or sales of Class A common stock and extending through the completion of distribution. A passive market maker must display its bid at a price not in excess of the highest independent bid of that security. However, if all independent bids are lowered below the passive market maker’s bid, that bid must then be lowered when specified purchase limits are exceeded. Passive market making may cause the price of our Class A common stock to be higher than the price that otherwise would exist in the open market in the absence of those transactions. The underwriter is not required to engage in passive market making and may end passive market making activities at any time.

Electronic Distribution

In connection with the offering, the underwriter may distribute prospectuses by electronic means, such as e-mail.

Other Relationships

The underwriter and its affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with us or our affiliates. The underwriter has received, or may in the future receive, customary fees and commissions for these transactions.

In addition, in the ordinary course of its business activities, the underwriter and its affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. The underwriter and its affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

European Economic Area

In relation to each member state of the European Economic Area, no offer of ordinary shares which are the subject of the offering has been, or will be made to the public in that Member State, other than under the following exemptions under the Prospectus Directive:

(a)	to any legal entity which is a qualified investor as defined in the Prospectus Directive;

(b)	to fewer than 150 natural or legal persons (other than qualified investors as defined in the Prospectus Directive), subject to obtaining the prior consent of the Representatives for any such offer; or

(c)	in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no such offer of ordinary shares referred to in (a) to (c) above shall result in a requirement for the Company or any Representative to publish a prospectus pursuant to Article 3 of the Prospectus Directive, or supplement a prospectus pursuant to Article 16 of the Prospectus Directive.

Each person located in a Member State to whom any offer of ordinary shares is made or who receives any communication in respect of an offer of ordinary shares, or who initially acquires any ordinary shares will be deemed to have represented, warranted, acknowledged and agreed to and with each Representative and the Company that (1) it is a “qualified investor” within the meaning of the law in that Member State implementing Article 2(1)(e) of the Prospectus Directive; and (2) in the case of any ordinary shares acquired by it as a financial intermediary as that term is used in Article 3(2) of the Prospectus Directive, the ordinary shares acquired by it in the offer have not been acquired on behalf of, nor have they been acquired with a view to their offer or resale to, persons in any Member State other than qualified investors, as that term is defined in the Prospectus Directive, or in circumstances in which the prior consent of the Representatives has been given to the offer or resale; or where ordinary shares have been acquired by it on behalf of persons in any Member State other than qualified investors, the offer of those ordinary shares to it is not treated under the Prospectus Directive as having been made to such persons.

The Company, our representatives and their respective affiliates will rely upon the truth and accuracy of the foregoing representations, acknowledgments and agreements.

This prospectus supplement has been prepared on the basis that any offer of shares in any Member State will be made pursuant to an exemption under the Prospectus Directive from the requirement to publish a prospectus for offers of shares. Accordingly, any person making or intending to make an offer in that Member State of shares which are the subject of the offering contemplated in this prospectus may only do so in circumstances in which no obligation arises for the Company or any of the Representatives to publish a prospectus pursuant to Article 3 of the Prospectus Directive in relation to such offer. Neither the Company nor the Representatives have authorized, nor do they authorize, the making of any offer of shares in circumstances in which an obligation arises for the Company or the Representatives to publish a prospectus for such offer.

For the purposes of this provision, the expression an “offer of ordinary shares to the public” in relation to any ordinary shares in any Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the ordinary shares to be offered so as to enable an investor to decide to purchase or subscribe the ordinary shares, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State, the expression “Prospectus Directive” means Directive 2003/71/EC (as amended) and includes any relevant implementing measure in each Member State.

Notice to Prospective Investors in the United Kingdom

In addition, in the United Kingdom, this document is being distributed only to, and is directed only at, and any offer subsequently made may only be directed at persons who are “qualified investors” (as defined in the Prospectus Directive) (i) who have professional experience in matters relating to investments falling within Article 19 (5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Order”) and/or (ii) who are high net worth companies (or persons to whom it may otherwise be lawfully communicated) falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”). This document must not be acted on or relied on in the United Kingdom by persons who are not relevant persons. In the United Kingdom, any investment or investment activity to which this document relates is only available to, and will be engaged in with, relevant persons.

Notice to Prospective Investors in Switzerland

The shares may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (“SIX”) or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the shares or the offering may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this document nor any other offering or marketing material relating to the offering, the Company, the shares have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of shares will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA (FINMA), and the offer of shares has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (“CISA”). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of shares.

Notice to Prospective Investors in the Dubai International Financial Centre

This prospectus supplement relates to an Exempt Offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority (“DFSA”). This prospectus supplement is intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement nor taken steps to verify the information set forth herein and has no responsibility for the prospectus supplement. The shares to which this prospectus supplement relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the shares offered should conduct their own due diligence on the shares. If you do not understand the contents of this prospectus supplement you should consult an authorized financial advisor.

Notice to Prospective Investors in Australia

No placement document, prospectus, product disclosure statement or other disclosure document has been lodged with the Australian Securities and Investments Commission (“ASIC”), in relation to the offering. This prospectus supplement does not constitute a prospectus, product disclosure statement or other disclosure document under the Corporations Act 2001 (the “Corporations Act”), and does not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act.

Any offer in Australia of the shares may only be made to persons (the “Exempt Investors”) who are “sophisticated investors” (within the meaning of section 708(8) of the Corporations Act), “professional investors” (within the meaning of section 708(11) of the Corporations Act) or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer the shares without disclosure to investors under Chapter 6D of the Corporations Act.

The shares applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of 12 months after the date of allotment under the offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act. Any person acquiring shares must observe such Australian on-sale restrictions.

This prospectus supplement contains general information only and does not take account of the investment objectives, financial situation or particular needs of any particular person. It does not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this prospectus supplement is appropriate to their needs, objectives and circumstances, and, if necessary, seek expert advice on those matters.

Notice to Prospective Investors in Hong Kong

The shares of common stock have not been offered or sold and will not be offered or sold in Hong Kong, by means of any document, other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance; or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance. No advertisement, invitation or document relating to the shares of common stock have been or may be issued or has been or may be in the possession of any person for the purposes of issue, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to shares of common stock which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the Securities and Futures Ordinance and any rules made under that Ordinance.

Notice to Prospective Investors in Japan

The shares have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948, as amended) and, accordingly, will not be offered or sold, directly or indirectly, in Japan, or for the benefit of any Japanese Person or to others for re-offering or resale, directly or indirectly, in Japan or to any Japanese Person, except in compliance with all applicable laws, regulations and ministerial guidelines promulgated by relevant Japanese governmental or regulatory authorities in effect at the relevant time. For the purposes of this paragraph, “Japanese Person” shall mean any person resident in Japan, including any corporation or other entity organized under the laws of Japan.

Notice to Prospective Investors in Singapore

This prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of shares may not be circulated or distributed, nor may the shares be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275, of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the shares are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

(a)

a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(b)	a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor,

securities (as defined in Section 239(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the shares pursuant to an offer made under Section 275 of the SFA except:

(a)	to an institutional investor or to a relevant person defined in Section 275(2) of the SFA, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;

(b)	where no consideration is or will be given for the transfer;

(c)	where the transfer is by operation of law;

(d)	as specified in Section 276(7) of the SFA; or

(e)	as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore.

Notice to Prospective Investors in Canada

The shares of common stock may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106

Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the shares of common stock must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 (or, in the case of securities issued or guaranteed by the government of a non-Canadian jurisdiction, section 3A.4) of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriter is not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

LEGAL MATTERS

Wyrick Robbins Yates & Ponton LLP, Raleigh, North Carolina, has passed upon the validity of the shares of common stock offered under this prospectus supplement. Certain legal matters in connection with the offering will be passed upon for the underwriter by Latham & Watkins LLP, New York, New York.

EXPERTS

The consolidated financial statements for the years ended December 31, 2017 and 2016 incorporated in this prospectus supplement by reference from the Company’s Annual Report on Form 10-K for the year ended December 31, 2017, and the effectiveness of Syneos Health, Inc. and subsidiaries’ internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

The consolidated financial statements of Double Eagle Parent, Inc. and its subsidiaries as of December 31, 2016 (Successor) and the related consolidated statements of operations, comprehensive loss, stockholders’ equity (deficit), and cash flows for the period from November 9, 2016 through December 31, 2016 (Successor), the period from January 1, 2016 through November 8, 2016 (Predecessor), and the years ended December 31, 2015 and 2014 (Predecessor), incorporated in this prospectus supplement by reference from the Form 8-K filed by Syneos Health, Inc. on August 1, 2017, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated herein by reference. Such financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

The consolidated financial statements of Syneos Health, Inc. (formerly INC Research Holdings, Inc.) for the year ended December 31, 2015 appearing in Syneos Health, Inc.’s Annual Report (Form 10-K) for the year ended December 31, 2017, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the shares of common stock offered hereby. This prospectus supplement, which constitutes part of the registration statement, does not contain all of the information set forth in the registration statement and the exhibits and schedules thereto. For further information with respect to us and the shares of common stock offered hereby, you should refer to the registration statement and to the exhibits and schedules filed therewith. Statements contained in this prospectus supplement regarding the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the registration statement. We are also required to file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings, including our registration statement and the exhibits and schedules thereto, may be inspected without charge at the public reference room maintained by the SEC located at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Copies of all or any

portion of the registration statements and the filings may be obtained from such offices upon payment of prescribed fees. The public may obtain information on the operation of the public reference room by calling the SEC at (800) SEC-0330 or (202) 551-8090. The SEC maintains a website at www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC.

You may obtain a copy of any of our filings, at no cost, by writing or telephoning us at:

Syneos Health, Inc.

3201 Beechleaf Court, Suite 600

Raleigh, North Carolina 27604-1547

(919) 876-9300

Attn: Corporate Secretary

INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” information we file with it into our registration statement of which this prospectus supplement is a part, which means that we can disclose important information to you by referring you to other documents. The information incorporated by reference is considered to be part of this prospectus supplement. We incorporate by reference into this prospectus supplement the documents listed below, except for information “furnished” under Items 2.02 or 7.01 on Form 8-K or other information “furnished” to the SEC which is not deemed filed and not incorporated in this prospectus supplement.

We hereby incorporate by reference the following documents:

(a)	our Annual Report on Form 10-K for the year ended December 31, 2017, filed on February 28, 2018;

(b)	our Definitive Proxy Statement on Schedule 14A, filed on April 13, 2018;

(c)	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2018, filed on May 9, 2018;

(d)	our Quarterly Report on Form 10-Q for the quarter ended June 30, 2018, filed on August 1, 2018;

(e)

our Current Reports on Form 8-K, filed on August 1, 2017 (only as it pertains to Items 1.01, 1.02, 2.01, 2.03, 5.02, 5.03 and 8.01), January 3, 2018, January 8, 2018 (only as it pertains to Item 5.03), February 21, 2018, February 28, 2018 (only as it pertains to Item 8.01), March 23, 2018, May 7, 2018, May 9, 2018 (the first filing made on such date containing Item 5.02), May 25, 2018, June 29, 2018, and August 3, 2018; and

(f)	the description of our common stock included in our Registration Statement on Form 8-A, filed on November 5, 2014.

We will provide to each person, including any beneficial owners, to whom a prospectus is delivered, upon written or oral request of any such person, a copy of the reports and documents that have been incorporated by reference into this prospectus supplement, at no cost. Any such request should be directed to: Syneos Health, Inc., 3201 Beechleaf Court, Raleigh, North Carolina 27604, Attention: Corporate Secretary (919) 876-9300. These documents are also available on the Investor Relations section of our website, which is located at http://www.syneoshealth.com, or as described under “Where You Can Find Additional Information” above. The reference to our website address does not constitute incorporation by reference of the information contained on our website.

Any statement in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this registration statement to the extent that a statement contained herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

You should rely only on the information incorporated by reference or provided in this prospectus supplement or the accompanying prospectus. We have not authorized anyone else to provide you with different information.

PROSPECTUS

INC Research Holdings, Inc.

Class A Common Stock

We may offer and sell shares of our Class A common stock, or common stock, from time to time in amounts, at prices and on terms that will be determined at the time of the offering.The selling stockholders to be named in a prospectus supplement may also offer and sell shares of our common stock from time to time in one or more offerings in amounts, at prices and on terms that will be determined at the time of such offerings. We will not receive any of the proceeds from the sale of our common stock by selling stockholders.

This prospectus describes the general manner in which these shares of our common stock may be offered and sold. More specific information, including the manner in which shares of common stock may be offered and sold and the prices and the net proceeds from the sales of such common stock will be described in a prospectus supplement to this prospectus. In the case of an offering by selling stockholders, information about the selling stockholders, including the relationship between the selling stockholders and us, will also be included in the applicable prospectus supplement. The prospectus supplement or free writing prospectus may also add, update or change information contained in this prospectus.

You should carefully read this prospectus and any accompanying prospectus supplement, together with documents we incorporate by reference, before you invest in our common stock. This prospectus may not be used to sell shares of our common stock unless accompanied by a prospectus supplement.

Investing in our common stock involves risks. See “Risk Factors” beginning on page 3, in any accompanying prospectus supplement and in the documents incorporated by reference into this prospectus to read about factors you should consider before investing in our common stock.

Our Class A common stock is listed on the NASDAQ Global Select Market, or NASDAQ, under the symbol “INCR.”

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this Prospectus is December 1, 2015.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the United States Securities and Exchange Commission, or the SEC, as a “well-known seasoned issuer” as defined under Rule 405 under the Securities Act of 1933, as amended, or the Securities Act, using a “shelf” registration process. By using a shelf registration statement, we and/or the selling stockholders to be named in a prospectus supplement to this prospectus may, as applicable, from time to time, sell shares of our common stock in one or more offerings. Each time that we and/or the selling stockholders sell securities under this shelf registration statement, we will provide a prospectus supplement that will contain specific information about the terms of that offering. A prospectus supplement may also add, update or change information contained in this prospectus with respect to that offering, including information about the selling stockholders. If there is any inconsistency between the information in this prospectus and an applicable prospectus supplement, you should rely on the prospectus supplement. Before purchasing any securities, you should carefully read both this prospectus and any applicable prospectus supplement or free writing prospectus we file with the SEC, together with the additional information described under the headings “Where You Can Find More Information” and “Incorporation of Documents by Reference.”

The rules of the SEC allow us to incorporate by reference information into this prospectus. This means that important information is contained in other documents that are considered to be a part of this prospectus. Additionally, information that we file later with the SEC will automatically update and supersede this information. You should carefully read both this prospectus and the applicable prospectus supplement together with the additional information that is incorporated or deemed incorporated by reference in this prospectus. See “Incorporation of Documents by Reference” before making an investment in our common stock. This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of the documents referred to herein have been filed or will be filed or incorporated by reference as exhibits to the registration statement of which this prospectus is a part. The registration statement, including the exhibits and documents incorporated or deemed incorporated by reference in this prospectus, can be read on the SEC website or at the SEC offices mentioned under the heading “Where You Can Find More Information.”

THIS PROSPECTUS MAY NOT BE USED TO SELL ANY SHARES OF OUR COMMON STOCK UNLESS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

Neither the delivery of this prospectus or any applicable prospectus supplement nor any sale made using this prospectus or any applicable prospectus supplement implies that there has been no change in our affairs or that the information in this prospectus or in any applicable prospectus supplement is correct as of any date after their respective dates. You should not assume that the information included in or incorporated by reference in this prospectus or any applicable prospectus supplement or any free writing prospectus prepared by us, is accurate as of any date other than the date(s) on the front covers of those documents. Our business, financial condition, results of operations and prospects may have changed since those dates.

You should rely only on the information contained in or incorporated by reference in this prospectus or a prospectus supplement. We have not authorized anyone to give you different information, and if you are given any information that is not contained or incorporated by reference in this prospectus or a prospectus supplement, you must not rely on that information. We and any selling stockholders are not making an offer to sell securities in any jurisdiction where the offer or sale of such securities is not permitted.

We have filed or incorporated by reference exhibits to the registration statement of which this prospectus is a part. You should read the exhibits carefully for provisions that may be important to you.

Unless the context requires otherwise, references to “our company,” “we,” “us” and “our” refer to INC Research Holdings, Inc. and its direct and indirect subsidiaries; references to “INC Holdings” refer to INC Research Holdings, Inc.; and references to “INC” refer to INC Research, LLC, our wholly-owned subsidiary. Unless the context otherwise requires, references to “common stock” refer to our Class A common stock. References to GAAP are to the generally accepted accounting principles of the United States. References to the “Sponsors” refer to affiliates of Avista Capital Partners II, L.P., and affiliates of Teachers Private Capital, the private investment arm of Ontario Teachers Pension Plan Board.

RISK FACTORS

Investing in our common stock involves a high degree of risk. You should consider carefully the risks and uncertainties described in “Risk Factors” and elsewhere in our most recently filed Annual Report on Form 10-K filed with the SEC, in each case as these risk factors are amended or supplemented by subsequent Quarterly Reports on Form 10-Q that have been or will be incorporated by reference in this prospectus. The prospectus supplement relating to a particular offering of common stock may also discuss certain risks of investing in that offering. The occurrence of any of such risks may materially and adversely affect our business, financial condition, results of operations and future prospects. In such an event, the market price of our common stock could decline, and you could lose part or all of your investment.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus (including any prospectus supplement and the information incorporated or deemed to be incorporated by reference in this prospectus) and any free writing prospectus that we may provide to you in connection with an offering of our common stock described in this prospectus contains forward-looking statements within the meaning of Section 27A of the Securities Act. All statements other than statements of historical facts contained in this prospectus, including statements regarding our future results of operations and financial position, business strategy and plans and our objectives for future operations, are forward-looking statements. The words “anticipates,” “believes,” “can,” “continue,” “could,” “estimates,” “expects,” “intends,” “seeks,” “may,” “might,” “plans,” “projects,” “should,” “would,” “targets,” “will” and the negative thereof and similar words and expressions are intended to identify forward-looking statements. Examples of forward-looking statements include, but are not limited to, statements we make regarding: (i) trends in R&D spending, outsourcing penetration rates and the incremental growth of the late-stage clinical development services market relative to the overall market; (ii) fast growing therapeutic areas; and (iii) the continuous enhancement of our Trusted Process ® to deliver superior outcomes. Forward-looking statements are based largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy, short-term and long-term business operations and objectives, and financial needs. These forward-looking statements are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties and assumptions, the forward-looking events and circumstances discussed in this prospectus might not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements. We caution you therefore against relying on these forward-looking statements.

Some of the key factors that could cause actual results to differ from our expectations include regional, national or global political, economic, business, competitive, market and regulatory conditions and the following:

•	our failure to generate a large number of new business awards and the risk of delay, termination, reduction in scope or failure to go to contract of our business awards;

•	the failure to convert backlog to revenue;

•	fluctuation in our results between fiscal quarters and years;

•	our history of net losses, which may continue;

•	the impact of underpricing our contracts, overrunning our cost estimates or failing to receive approval for or experiencing delays with documentation of change orders;

•	the risks associated with our information systems infrastructure;

•	adverse results from customer or therapeutic area concentration;

•	the risks associated with doing business internationally;

•	the risks associated with our intercompany transfer pricing policies;

•	our failure to successfully increase our market share, grow our business and execute our growth strategies;

•	the risks associated with upgrading our information systems and evolving the technology platform for our services;

•	the risks associated with implementing a new version of our Enterprise Resource Planning system;

•	failure to perform our services in accordance with contractual requirements, regulatory standards and ethical considerations;

•	the risk of litigation and personal injury claims;

•	inadequate insurance coverage for our operations and indemnification obligations;

•	our failure to attract principal investigators and patients for our clinical trials;

•	the risks related to our Phase I Services segment;

•	the impact of a failure to retain qualified management and key personnel;

•	the impact of unfavorable economic conditions and exchange rate and effective income tax rate fluctuations;

•	our limited ability to protect our intellectual property rights;

•	the risks associated with potential future acquisitions or investments in our customers’ businesses or drugs;

•	the risks related to our relationships with existing or potential customers who are in competition with each other;

•	potential impairment of goodwill or other intangible assets;

•	the risks arising from the restructuring of our operations;

•	our inability to compete effectively;

•

changes in trends in the biopharmaceutical industry, including our customers reducing their R&D spend or limiting the amount of such spend that is subject to competitive bidding among contract research organizations;

•	the impact of changes in government regulations and healthcare reform;

•	failure to keep pace with rapid technological changes;

•	our ability to service our substantial indebtedness;

•	the effect of covenant restrictions in our debt agreements on our ability to operate our business;

•	fluctuations in interest rates; and

•	the other factors set forth in “Risk Factors.”

The forward-looking statements included in this prospectus, any prospectus supplement and the documents incorporated by referenced into this prospectus are made only as of the date hereof and thereof. You should not rely upon forward-looking statements as predictions of future events. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee that the future results, levels of activity, performance or events and circumstances reflected in the forward-looking statements will be achieved or occur. Moreover, neither we nor any other person assumes responsibility for the accuracy and completeness of the forward-looking statements. We undertake no obligation to update publicly any forward-looking statements for any reason after the date of this prospectus or the documents incorporated by reference into this prospectus to conform these statements to actual results or to changes in our expectations, except as may be required by law.

You should read this prospectus, any prospectus supplement or the documents incorporated by reference into this prospectus with the understanding that our actual future results, levels of activity, performance and events and circumstances may be materially different from what we expect.

THE COMPANY

We are a leading global Contract Research Organization based on revenues. We focus on Phase I to Phase IV clinical development services for the biopharmaceutical and medical device industries. We provide our customers highly differentiated therapeutic alignment and expertise, with a particular strength in central nervous system, oncology and other complex diseases. We consistently and predictably deliver clinical development services in a complex environment and offer a proprietary, operational approach to clinical trials through our Trusted Process ® methodology. Our service offerings focus on optimizing the development of, and therefore, the commercial potential for, our customers’ new biopharmaceutical compounds, enhancing returns on their research and development investments and reducing their overhead by offering an attractive variable cost alternative to fixed cost, in-house resources.

We are a Delaware corporation and were incorporated on August 13, 2010. Our principal executive office is located at 3201 Beechleaf Court, Suite 600, Raleigh, North Carolina 27604-1547. Our telephone number at our principal executive office is (919) 876-9300. Our common stock is currently traded on the NASDAQ under the stock symbol “INCR”. Our corporate website is www.incresearch.com. The information contained on our website or that can be accessed through our website neither constitutes part of this prospectus nor is incorporated by reference herein.

USE OF PROCEEDS

In the case of a sale of shares of our common stock by us, the use of proceeds will be specified in the applicable prospectus supplement. In the case of a sale of shares of our common stock by any selling stockholder, we will not receive any proceeds from the sale of our common stock.

SELLING STOCKHOLDERS

Selling stockholders are persons or entities that, directly or indirectly, have acquired or will from time to time acquire from us, common stock in various private transactions. Such selling stockholders may be parties to registration rights agreements with us, or we otherwise may have agreed or will agree to register their shares of common stock for resale. The initial purchasers of our common stock, as well as their transferees, pledgees, donees or successors, all of whom we refer to as “selling stockholders,” may from time to time offer and sell the securities pursuant to this prospectus and any applicable prospectus supplement.

In addition to covering the offering of common stock by us, this prospectus covers the offering for resale of common stock by selling stockholders. Information about selling stockholders, if any, will be set forth in a prospectus supplement, in an amendment to the registration statement of which this prospectus is a part, or in other filings we make with the SEC under the Securities Exchange Act of 1934, as amended, or the Exchange Act, which are incorporated by reference into this prospectus.

DESCRIPTION OF CAPITAL STOCK

The following discussion is a summary of the terms of our common stock, our amended and restated certificate of incorporation, our amended and restated bylaws and certain applicable provisions of Delaware law, as currently in effect. This summary does not purport to be complete and is qualified in its entirety by reference to the actual terms and provision of our amended and restated certificate of incorporation and amended and restated bylaws, copies of which have been filed previously with the SEC. For more information on how you can obtain copies of our amended and restated certificate of incorporation and amended and restated bylaws, see “Where You Can Find More Information.”

Authorized Capitalization

Our authorized capital stock consists of (i) 300 million shares of Class A common stock, par value $0.01 per share, (ii) 300 million shares of Class B common stock, par value $0.01 per share, and (iii) 30 million shares of preferred stock, par value $0.01 per share.

Common Stock

As of December 1, 2015, 56,504,163 shares of our Class A common stock were outstanding and no shares of Class B common stock outstanding. Holders of our common stock are entitled to the following rights.

Voting Rights

Each share of our Class A common stock entitles its holder to one vote per share on all matters to be voted upon by the stockholders. Each share of our Class B common stock entitles its holder to one vote per share on all matters to be voted upon by stockholders, except with respect to the election or removal of directors. Holders of Class A common stock and Class B common stock vote together as a single class. There is no cumulative voting, which means that a holder or group of holders of more than 50% of the shares of our common stock can elect all of our directors.

Dividend Rights

The holders of our common stock are entitled to receive dividends when and as declared by our Board of Directors, which we refer to as our Board, from legally available sources, subject to the prior rights of the holders of our preferred stock, if any.

Conversion Rights

The shares of Class B common stock are convertible into Class A common stock, in whole or in part, at any time and from time to time at the option of the holder, on the basis of one share of Class A common stock for each share of Class B common stock, subject to adjustment for any stock splits, combinations or similar events.

Liquidation Rights

In the event of our liquidation or dissolution, the holders of our common stock will be entitled to share ratably in the assets available for distribution after the payment of all of our debts and other liabilities, subject to the prior rights of the holders of our preferred stock, if any.

Other Rights

Our common stockholders do not have preemptive or other rights to subscribe for additional shares. All holders of our common stock are entitled to share equally on a share-for-share basis in any assets available for distribution to common stockholders upon our liquidation, dissolution or winding up. All outstanding shares are, and all shares offered by this prospectus will be, when sold, validly issued, fully paid and nonassessable.

Preferred Stock

As of December 1, 2015, we had no shares of preferred stock outstanding. Our Board is authorized, without further stockholder approval, to issue from time to time up to an aggregate of 30 million shares of preferred stock in one or more series and to fix or alter the designations, preferences, rights and any qualifications, limitations or restrictions of the shares of each such series thereof, including the dividend rights, dividend rates, conversion rights, voting rights, terms of redemption (including sinking fund provisions), redemption price or prices, liquidation preferences and the number of shares constituting any series or designations of such series. As of the date of this prospectus, we had no plans to issue any shares of preferred stock.

Registration Rights

Certain of our existing stockholders have certain registration rights with respect to our common stock pursuant to a stockholders agreement.

Anti-takeover Provisions

Our amended and restated certificate of incorporation and amended and restated bylaws contain provisions that could delay, defer or discourage transactions involving an actual or potential change in control of us or change in our management. We expect that these provisions, which are summarized below, might discourage coercive takeover practices or inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with our Board, which we believe may result in an improvement of the terms of any such acquisition in favor of our stockholders. However, they also give our Board the power to discourage transactions that some stockholders may favor, including transactions in which stockholders might otherwise receive a premium for their shares, or transactions that our stockholders might otherwise deem to be in their best interests. Accordingly, these provisions could adversely affect the price of our common stock.

Classified Board

Our amended and restated certificate of incorporation provides that our Board consists of eight directors, and that our Board will be divided into three classes, with one class being elected at each annual meeting of stockholders. Each director will serve a three-year term, with termination staggered according to class. Class I consists of two directors, Class II consists of three directors, and Class III consists of three directors. The size of our Board may thereafter be fixed from time to time solely by resolution of at least a majority of the directors then in office.

Our amended and restated certificate of incorporation provides that directors may only be removed for cause by the affirmative vote of the remaining members of the Board or the holders of at least a majority of the voting power of all outstanding shares of common stock then entitled to vote on the election of directors. Furthermore, any vacancy on our Board, however occurring, including a vacancy resulting from an increase in the size of our Board, may only be filled by the affirmative vote of a majority of our directors then in office, even if less than a quorum. Directors nominated by a Sponsor may be removed from office with or without cause by the affirmative vote of such Sponsor without a meeting.

The classification of our Board could make it more difficult for a third party to acquire, or discourage a third party from seeking to acquire, control of our company.

Requirements for Advance Notification of Stockholder Meetings, Nominations and Proposals

Our amended and restated bylaws provide that special meetings of the stockholders may be called only upon the request of a majority of our Board or upon the request of the Chief Executive Officer or the chair of the Board. Our amended and restated bylaws prohibit the conduct of any business at a special meeting other than as specified in the notice for such meeting. These provisions may have the effect of deferring, delaying or discouraging hostile takeovers or changes in control or management of our company.

Our amended and restated bylaws establish advance notice procedures with respect to stockholder proposals and the nomination of candidates for election as directors, other than nominations made by or at the direction of our Board or a committee of the Board. In order for any matter to be “properly brought” before a meeting, a stockholder has to comply with the advance notice requirements. Our amended and restated bylaws allow the presiding officer at a meeting of the stockholders to adopt rules and regulations for the conduct of meetings which may have the effect of precluding the conduct of certain business at a meeting if the rules and regulations are not followed. These provisions may also defer, delay or discourage a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to obtain control of our company.

No Stockholder Action by Written Consent

Our amended and restated certificate of incorporation provides that, subject to the rights of any holders of preferred stock to act by written consent instead of a meeting, stockholder action may be taken only at an annual meeting or special meeting of stockholders and may not be taken by written consent instead of a meeting, unless the Sponsors and their affiliates own at least 50% of our outstanding common stock or the action to be taken by written consent of stockholders and the taking of this action by written consent has been expressly approved in advance by the Board. Failure to satisfy any of the requirements for a stockholder meeting could delay, prevent or invalidate stockholder action.

Section 203 of the Delaware General Corporation Law

Our amended and restated certificate of incorporation provides that the provisions of Section 203 of the Delaware General Corporation Law, or DGCL, which relate to business combinations with interested stockholders, do not apply to us until the moment in time immediately following the time at which both the following conditions exist: (i) Section 203 of the DGCL by its terms, but for the terms of our amended and restated certificate of incorporation, apply to us; and (ii) there occurs a transaction following the consummation of which the Sponsors and their Sponsor affiliates no longer own at least 10% or more of our issued and outstanding common stock entitled to vote. Section 203 of the DGCL prohibits a publicly held Delaware corporation from engaging in a business combination transaction with an interested stockholder (a stockholder who owns more than 15% of our common stock) for a period of three years after the interested stockholder became such unless the transaction fits within an applicable exemption, such as board approval of the business combination or the transaction that resulted in such stockholder becoming an interested stockholder. These provisions would apply even if the business combination could be considered beneficial by some stockholders.

Corporate Opportunities

Our amended and restated certificate of incorporation provides that neither a Sponsor nor a director nominated by a Sponsor will have any obligation to offer us an opportunity to participate in business opportunities presented to such Sponsor even if the opportunity is one that we might reasonably have pursued and that, to the extent permitted by law, no Sponsor will be liable to us or our stockholders for breach of any duty by reason of any such activities. Therefore the Sponsors are free to compete with us in the same business or similar businesses.

Amendment to Bylaws and Certificate of Incorporation

Any amendment to our amended and restated certificate of incorporation must first be approved by a majority of our Board and (i) thereafter be approved by a majority of the outstanding shares entitled to vote on the amendment, or (ii) if related to provisions regarding the classification of the Board, the removal of directors, director vacancies, forum selection for certain lawsuits or the amendment of certain provisions of our bylaws or certificate of incorporation, thereafter be approved by at least 66 2 /3% of the outstanding shares entitled to vote on the amendment. A vote of the majority of Class B common stock, voting separately, is require to change the voting rights of Class B common stock or to change their rights disproportionately to those of Class A common stock. For so long as the Sponsors beneficially own 10% or more of our issued and outstanding common stock entitled to vote generally in the election of directors, any amendment to provisions regarding Section 203 of the DGCL or corporate opportunities must also receive the Sponsors’ prior written consent. Our bylaws may be amended (x) by the affirmative vote of a majority of the directors then in office, subject to any limitations set forth in the bylaws, without further stockholder action or (y) by the affirmative vote of at least 50.1% of the outstanding shares entitled to vote on the amendment, without further action by our Board.

Authorized but Unissued Shares

The authorized but unissued shares of our common stock and our preferred stock will be available for future issuance without any further vote or action by our stockholders. These additional shares may be utilized for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions and employee benefit plans. The existence of authorized but unissued shares of our common stock and our preferred stock could render more difficult or discourage an attempt to obtain control over us by means of a proxy contest, tender offer, merger or otherwise.

Exclusive Forum

Our amended and restated certificate of incorporation provides that, subject to certain exceptions, the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for certain stockholder litigation matters. However, it is possible that a court could rule that this provision is unenforceable or inapplicable.

Listing

Our Class A common stock is listed on the NASDAQ under the symbol “INCR.”

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Computershare Trust Company, N.A.

PLAN OF DISTRIBUTION

We and/or the selling stockholders, if applicable, may sell shares of common stock from time to time pursuant to underwritten public offerings, negotiated transactions, block trades or a combination of these methods or through underwriters or dealers, through agents and/or directly to one or more purchasers. The securities may be distributed from time to time in one or more transactions:

•	at a fixed price or prices, which may be changed from time to time;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices; or

•	at negotiated prices.

Each time that we or any of the selling stockholders sell securities covered by this prospectus, we will provide a prospectus supplement or supplements that will describe the method of distribution and set forth the terms and conditions of the offering of such securities, including: (1) the name or names of any underwriters, dealers or agents and the amounts of securities underwritten or purchased by each of them; (2) the public offering price of the securities and the proceeds to us and/or the selling stockholders; (3) any options under which underwriters may purchase additional securities; (4) any underwriting discounts or commissions or agency fees and other items constituting underwriters’ or agents’ compensation; (5) terms and conditions of the offering and (6) any discounts, commissions or concessions allowed or reallowed or paid to dealers.

Offers to purchase the common stock being offered by this prospectus may be solicited directly. Agents may also be designated to solicit offers to purchase the common stock from time to time. Any agent involved in the offer or sale of our common stock, and any commissions paid to them, will be identified in a prospectus supplement. We may engage in “at the market” offerings into an existing trading market in accordance with Rule 415(a)(4) under the Securities Act.

If a dealer is utilized in the sale of the securities being offered by this prospectus, the securities will be sold to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.

If an underwriter is utilized in the sale of the securities being offered by this prospectus, an underwriting agreement will be executed with the underwriter at the time of sale and the name of any underwriter will be provided in the prospectus supplement that the underwriter will use to make resales of the securities to the public. In connection with the sale of the securities, we, the selling stockholders, or the purchasers of securities for whom the underwriter may act as agent, may compensate the underwriter in the form of underwriting discounts or commissions. The underwriter may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for which they act as agent. Unless otherwise indicated in a prospectus supplement, an agent will be acting on a best efforts basis and a dealer will purchase securities as a principal, and may then resell the securities at varying prices to be determined by the dealer.

Any compensation paid to underwriters, dealers or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers, will be disclosed in the applicable prospectus supplement. Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters within the meaning of the Securities Act, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions. We and the selling stockholders may each or both enter into agreements to indemnify underwriters, dealers and agents against civil liabilities, including liabilities under the Securities Act, or to contribute to any payments they are required to make in respect thereof and to reimburse those persons for certain expenses.

Our common stock is listed on the NASDAQ. To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than were sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

If indicated in the applicable prospectus supplement, underwriters or other persons acting as agents may be authorized to solicit offers by institutions or other suitable purchasers to purchase the securities at the public offering price set forth in the prospectus supplement, pursuant to delayed delivery contracts providing for payment and delivery on the date or dates stated in the prospectus supplement. These purchasers may include, among others, commercial and savings banks, insurance companies, pension funds, investment companies and educational and charitable institutions. Delayed delivery contracts will be subject to the condition that the purchase of the securities covered by the delayed delivery contracts will not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which the purchaser is subject. The underwriters and agents will not have any responsibility with respect to the validity or performance of these contracts.

If at the time of any offering made under this prospectus a member of FINRA participating in the offering has a “conflict of interest” as defined in FINRA Rule 5121 (“Rule 5121”), that offering will be conducted in accordance with the relevant provisions of Rule 5121.

The specific terms of any lock-up provisions in respect of any given offering will be described in the applicable prospectus supplement.

The underwriters, dealers and agents may engage in other transactions with us, or perform other services for us, in the ordinary course of business for which they receive compensation.

Selling stockholders may also sell securities under Rule 144 under the Securities Act, if available, or pursuant to other available exemptions from the registration requirements under the Securities Act, rather than under this prospectus. Registration of the common stock covered by this prospectus does not mean that any shares of common stock will be offered or sold.

LEGAL MATTERS

Wyrick Robbins Yates & Ponton LLP, Raleigh, North Carolina, has passed upon the validity of the shares of Class A common stock offered under this prospectus.

EXPERTS

The consolidated financial statements of INC Research Holdings, Inc. appearing in INC Research Holdings, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2014 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the shares of Class A common stock offered hereby. This prospectus, which constitutes part of the registration statement, does not contain all of the information set forth in the registration statement and the exhibits and schedules thereto. For further information with respect to us and the shares of Class A common stock offered hereby, you should refer to the registration statement (including this prospectus) and to the exhibits and schedules filed therewith. Statements contained in this prospectus regarding the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the registration statement.

We are also required to file annual, quarterly and current reports, proxy statements and other information with the SEC, some of which are incorporated by reference into this prospectus. Our SEC filings, including our registration statement and the exhibits and schedules thereto, may be inspected without charge at the public reference room maintained by the SEC located at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Copies of all or any portion of the registration statements and the filings may be obtained from such offices upon payment of prescribed fees. The public may obtain information on the operation of the public reference room by calling the SEC at (800) SEC-0330 or (202) 551-8090. The SEC maintains a website at www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC.

You may obtain a copy of any of our SEC filings, at no cost, by writing or telephoning us at:

INC Research Holdings, Inc.

3201 Beechleaf Court, Suite 600

Raleigh, North Carolina 27604-1547

(919) 876-9300

Attn: Corporate Secretary

INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” information we file with it into our registration statement of which this prospectus is a part, which means that we can disclose important information to you by referring you to other documents. The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the SEC and incorporate by reference will automatically update and supersede this information. We incorporate by reference into this prospectus the documents listed below and all future filings made by us with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, except for information “furnished” under Items 2.02, 7.01 or 9.01 on Form 8-K or other information “furnished” to the SEC which is not deemed filed and not incorporated in this prospectus, until the termination of the offering of securities described in the applicable prospectus supplement.

We hereby incorporate by reference the following documents:

(a)	our Annual Report on Form 10-K for the year ended December 31, 2014, filed on February 24, 2015;

(b)	our Definitive Proxy Statement on Schedule 14A filed on April 24, 2015;

(c)	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2015, filed on April 27, 2015;

(d)	our Quarterly Report on Form 10-Q for the quarter ended June 30, 2015, filed on July 30, 2015;

(e)	our Quarterly Report on Form 10-Q for the quarter ended September 30, 2015, filed on October 29, 2015;

(f)	our Current Reports on Form 8-K filed on January 21, 2015, February 4, 2015, May 15, 2015 (only as it pertains to Items 1.01, 1.02 and 2.03) and June 10, 2015; and

(g)	the description of our common stock included in our Registration Statement on Form 8-A, filed on November 5, 2014.

We will provide to each person, including any beneficial owners, to whom a prospectus is delivered, upon written or oral request of any such person, a copy of the reports and documents that have been incorporated by reference into this prospectus, at no cost. Any such request should be directed to: INC Research Holdings, Inc., 3201 Beechleaf Court, Raleigh, North Carolina 27604, Attention: Corporate Secretary (919) 876-9300. These documents are also available on the Investor Relations section of our website, which is located at http://www.incresearch.com, or as described under “Where You Can Find Additional Information” above. The reference to our website address does not constitute incorporation by reference of the information contained on our website.

Any statement in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this registration statement to the extent that a statement contained herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

6,000,000 Shares

Syneos Health, Inc.

Class A Common Stock

PROSPECTUS SUPPLEMENT